UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    ________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported)             September 30, 2004
_______________________________________________________________________________

                               UNISYS CORPORATION
_______________________________________________________________________________
            (Exact Name of Registrant as Specified in its Charter)


   Delaware                           1-8729                    38-0387840
_______________________________________________________________________________
(State or Other              (Commission File Number)         (IRS Employer
Jurisdiction of                                             Identification No.)
Incorporation)


                                  Unisys Way,
                         Blue Bell, Pennsylvania  19424
_______________________________________________________________________________
              (Address of Principal Executive Offices)  (Zip Code)

                                 (215) 986-4011
_______________________________________________________________________________
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

\ \ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

\ \ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

\ \ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

\ \ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 6, 2004, Unisys Corporation issued a news release regarding a tax refund and a third quarter 2004 charge for actions to reduce administrative expenses. The release is furnished as Exhibit 99 to this Current Report.

The information in this Item 2.02 and in Exhibit 99 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 2.02 and in Exhibit 99 shall not be incorporated into any registration statement or other document filed with the Securities and Exchange Commission by the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 2.05.  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

As part of its ongoing efforts to reduce its cost base and enhance its administrative efficiency, on September 30, 2004, the company consolidated facility space and committed to a reduction in global headcount of about 1400 employees, primarily in general and administrative areas. These actions, which are expected to be substantially completed by the end of the second quarter of 2005, will result in a one-time after-tax charge to earnings of approximately $63 million (approximately $5 million for facility consolidations and approximately $58 million for headcount reductions) in the third quarter of 2004. The company anticipates cash requirements for these actions of approximately $85 million, mostly in 2005.

ITEM 8.01.  OTHER EVENTS.

The U.S. Congressional Joint Committee on Taxation has approved an income tax refund to the company related to the settlement of tax audit issues dating from the mid-1980s. The refund, including interest, is approximately $40 million. After payment of related state taxes, the company expects a net cash refund of approximately $30 million by the end of 2004 or in early 2005. As a result of the resolution of these audit issues, the company will be recording favorable adjustments to its existing tax liability reserves, which will result in an after-tax benefit of approximately $70 million to net income in the third quarter of 2004.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  The following exhibit is being furnished herewith:

     99  News Release, dated October 6, 2004, of Unisys Corporation

                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     UNISYS CORPORATION


Date: October 6, 2004                             By: /s/Janet B. Haugen
                                                      -------------------
                                                      Janet B. Haugen
                                                      Senior Vice President and
                                                      Chief Financial Officer